Exhibit 1.01

Kimberly-Clark Corporation
Conflict Minerals Report
for the Year Ended December 31, 2015

This Conflict Minerals Report of Kimberly-Clark Corporation has been prepared for the period from January 1, 2015 to December 31, 2015. Unless the context indicates otherwise, “Kimberly-Clark,” “we,” “us” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.
During 2015, certain of our operations manufactured, or contracted to manufacture, products for which 3TGs (as defined below) are necessary to their functionality or production (“Covered Products”). The term “3TGs” refers to columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten. The vast majority of our products do not contain 3TGs and our revenue from sales of Covered Products in 2015 was immaterial relative to our total net sales. In 2015, we manufactured or contracted for manufacture Covered Products primarily through our K-C Professional business. We have no reason to believe that any of the Covered Products are in our consumer businesses, which include our Personal Care and Consumer Tissue operating segments.
Electronic components account for a significant majority of any 3TGs present in our Covered Products. Electronic components commonly contain 3TGs for a variety of reasons (for example tin is usually present in solder). The Covered Products include dispensers (e.g., for hand sanitizers, soaps and paper products) which contain electronic sensors and actuators. In addition, certain of our welding kits may contain tin and tungsten in metal components of the kits.
We have developed a conflict minerals compliance program reasonably designed to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo or an adjoining country (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products are from recycled or scrap sources. Our conflict minerals compliance program is overseen by an internal team of subject matter experts from key functions (“Core Team”), with assistance from a third-party consulting firm that executed certain procedures under our direction, supervision and oversight.
Description of Our Reasonable Country of Origin Inquiry
We have conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any of the 3TGs in our Covered Products originated from one of the Covered Countries or was from recycled or scrap sources.
In conducting our RCOI, we used a risk-based approach. First, we identified our product materials which contain or potentially contain 3TGs necessary to their functionality or production. Second, we identified the direct suppliers of the materials, components and finished goods supplied to us for those products. Third, we categorized each supplier’s “supplier risk” as “high risk,” “medium risk,” “low risk” and “very low risk,” based on the supplier’s annual revenues and whether they are a U.S. publically held company. Fourth, we similarly risk-stratified each supplier’s “materials risk” based on the likelihood that the product materials they supply to us contain 3TGs. Fifth, we conducted a supply chain survey of our direct suppliers to provide information on the origin of any 3TGs contained in materials supplied to us in our Covered Products, including sources of 3TGs supplied to these direct suppliers from second-tier suppliers, as well as suppliers further upstream. In 2015, the Core Team reviewed the complete list of material groups to confirm that no additional suppliers were added to the supply chain as well as to confirm prior conclusions of which material groups were likely to contain 3TGs.
Our survey included those suppliers rated with a materials risk of high risk and medium risk. As we determined that it would not be necessary to survey all of our low risk and very low risk rated suppliers, in the first year of the conflict minerals program we developed a representative sample of those suppliers, taking into account the risk-based approach outlined above. This sampling program allowed us to confirm that the materials associated with our low risk and very low risk suppliers do not contain 3TGs. We continued to survey the sampling group in 2015 and, in addition, we conducted a supply-chain survey of all low risk and very low risk suppliers that failed to respond previously.
We implemented and administered our supply chain survey with the assistance of our third-party consultant. The survey employed the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict-Free Sourcing Initiative (“CFSI”) of the Electronic Industry Citizenship Coalition - Global eSustainability Initiative. The

CMRT was developed to facilitate general disclosures and information regarding smelters that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters used by the supplier.
As of May 9, 2016, approximately 98% of our direct suppliers included in the supply chain survey have responded, including all of our high risk and medium risk suppliers. Nine suppliers indicated that their supply chain includes smelters or refiners sourcing from the Covered Countries; however, we have validated in the due diligence process described below that each of these smelters and refiners has been certified as “conflict-free” by an internationally-recognized validation scheme for 3TG smelters and refiners. A significant majority of the responses received were unable to specify all smelters or refiners used for materials supplied to us. Furthermore, many of the responses were provided at the company or division level, rather than the product level, and indicated that the origin of 3TGs was “unknown.”
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products. Our due diligence measures were designed to conform in all material respects with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten.
Management Systems and Controls
Internal Team
The Company has a centralized, cross-functional conflict minerals Core Team to oversee the implementation and daily administration of the program, which includes geographically diverse representation from the following departments: Procurement; Legal; Finance; Internal Audit; Environmental, Health, Safety & Sustainability; and Corporate Social Compliance. The Core Team periodically reports to senior management on program developments and progress. The Company’s Senior Vice President & Chief Supply Chain Officer serves as the executive sponsor of the Conflict Minerals Compliance program. Members of the Core Team have formed and have participated in industry groups, forums, and conferences focused on compliance with responsible sourcing of conflict minerals and related legal requirements.
Control Systems
We address 3TGs sourced from the Covered Countries in our Supplier Social Compliance Standards, which are embedded in our Purchase Order Terms and Conditions and certain of our supplier agreements, as well as posted on our corporate website at: http://www.kimberly-clark.com/sustainability/people/CSC.aspx
Our suppliers are required to source responsibly and adhere to our Supplier Social Compliance Standards, which require suppliers to source 3TGs from smelters and refiners who source outside of the Covered Countries or that are designated as “conflict-free” by the CFSI. These standards further require our suppliers to develop and provide written evidence of their own due diligence programs to promote “conflict-free” supply chains. We engage independent third-party audit firms to conduct Supplier Social Compliance audits (on-site inspections) of suppliers of certain commodity categories, particularly contract manufacturers. If an assessment reveals that the supplier is in violation of our Supplier Social Compliance Standards, we require that the supplier submit documentation showing that violations have been addressed and remediated. We conduct additional follow-up audits at our discretion to confirm compliance with our Supplier Social Compliance Standards. Any concerns regarding suppliers or our compliance program can be reported to our Corporate Social Compliance team as specified on our Corporate Social Compliance website. During 2015, we conducted 155 supplier audits covering 132 suppliers.
In 2015, we engaged a third party to reach out to a number of our stakeholders and seek input on how well our sustainability report provided transparent, comprehensive and accessible coverage of key issues. In addition, we asked stakeholders for their views on the sustainability issues they expect would have a significant impact on Kimberly-Clark in the future. We engaged stakeholders from eight groups (business partners, suppliers, customers, employees, investors, socially responsible investors, NGOs and academics) through interviews and written questionnaires.

Supplier Engagement
We rely on our direct (tier one) suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us - including sources of 3TGs that are supplied to them from upstream suppliers.
In addition, to ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos and substantial one-on-one discussions. The Company conducts periodic in-house training of its key business units, e.g., Research and Engineering; Procurement; and Environmental, Health, Safety and Sustainability, to educate employees to identify 3TGs in products and to work more closely with our suppliers to encourage responsible sourcing.
As part of our on-going stakeholder engagement efforts, we require key contract manufacturing facilities to certify that they would participate in our Corporate Social Compliance Program and adhere to our Supplier Social Compliance Standards. In 2015, the Company achieved 100% participation from its key contract manufacturers.
Grievance Mechanism
Kimberly-Clark maintains a comprehensive and multi-faceted system for the reporting of Code of Conduct violations, concerns and grievances. To ensure that every employee (and every stakeholder) has the ability to report concerns on an anonymous basis, we have established a Code of Conduct telephone hotline which is staffed by a professional independent company. This line is available 24 hours a day, 365 days a year, and one can give a report in any language. The reporting process and hotline contact information are posted on our external website. In addition, we sent our Code of Conduct, which includes information about the hotline, to all key suppliers during 2015.
Calls are investigated by various internal subject matter experts in our Compliance, Internal Audit, Global Security, Human Resources and Legal departments. We report summary results and statistics to our executive leadership and our Board of Directors as deemed appropriate.
Maintenance of Records
We have adopted a policy to retain relevant documentation for a minimum of five years.
Identify and Assess Risk in the Supply Chain
As part of our due diligence process, we reviewed our suppliers’ responses to the supply chain survey against criteria developed to determine which responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies within the reported data.
Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We compared each facility listed in the responses to the lists of smelters and refiners maintained by the CFSI to verify the existence of the facility and to determine whether the facility is certified as conflict-free.
We classify each listed smelter or refiner as high, medium or low risk based on three scoring criteria: recognition by the CFSI, geographic proximity to the Covered Countries, and certification by the CFSI as conflict-free. If any smelter or refiner is not recognized by the CFSI, we conduct outreach and research to gain more information about whether they are a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not certified conflict-free, we conduct outreach providing education on the Conflict-Free Smelter Program and encouraging them to join this program.
Design and Implement a Strategy to Respond to Identified Risks
We have developed a risk management plan that includes the following elements:

•	Communication directly with executive officers of our suppliers of our conflict minerals requirements under our Supplier Social Compliance Standards, as described above.

•	Communication with suppliers who do not satisfy our due diligence requests to obtain more complete and accurate responses.

•	Additional follow up, due diligence, and/or risk mitigation activities, as appropriate, upon learning of changes in supplier circumstances or information.

Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We encourage targeted suppliers and/or facilities to participate in comparable due diligence validation activities. We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.
Report Annually on Supply Chain Due Diligence
The Company reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.
Due Diligence Results
Attachment A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as conflict-free. The majority of the responses received either provided data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We are therefore unable to determine whether the smelters or refiners reported by certain suppliers processed the 3TGs in the materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Attachment B contains an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the CFSI.
We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products with the greatest possible specificity, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners using the CFSI list, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.
This Report has not been audited, nor is an independent private sector audit required for this Report.
Risk Mitigation and Due Diligence Improvement
We have taken or intend to take the following steps to further mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:

•	Continue to review the refinement and expansion of the CFSI list of smelters and refiners to validate the smelters and refiners provided by suppliers.

•	Educate and train suppliers with respect to developments in conflict minerals compliance programs and encourage them to establish procedures to identify the origin of 3TGs.

•	Continue to engage with direct suppliers and direct them to training resources in order to increase the survey response rate and improve response content.

•	Expand capabilities of the Core Team by including additional subject matter experts in geographic regions such as Europe, the Middle East and Africa.

•	Provide continuing education of the Core Team and stakeholders on their on-going responsibilities with respect to conflict minerals compliance and any legislative or organizational developments.

•	Encourage suppliers that provided company or division level information for 2015 to provide product level information for 2016 through ongoing communications with these suppliers.

•
Maintain a global supplier screening program that requires our suppliers to provide information regarding 3TGs and requires each new in-scope direct supplier we add to our supply chain to provide a completed CMRT.

Attachment A
2015 Facility List

The following lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates (with the * symbol) which of these smelters and refiners have been certified as conflict-free.

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd. *	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração *	BRAZIL
Gold	Argor-Heraeus SA *	SWITZERLAND
Gold	Asahi Pretec Corporation *	JAPAN
Gold	Asahi Refining Canada Limited *	CANADA
Gold	Asahi Refining USA Inc. *	UNITED STATES
Gold	Asaka Riken Co., Ltd. *	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG *	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB *	SWEDEN
Gold	C. Hafner GmbH + Co. KG *	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation *	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A. *	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH *	GERMANY
Gold	Dowa *	JAPAN
Gold	Eco-System Recycling Co., Ltd. *	JAPAN
Gold	Elemetal Refining, LLC *	UNITED STATES
Gold	Emirates Gold DMCC *	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Heimerle + Meule GmbH *	GERMANY
Gold	Heraeus Ltd. Hong Kong *	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG *	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited *	CHINA
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN
Gold	Istanbul Gold Refinery *	TURKEY
Gold	Japan Mint *	JAPAN
Gold	Jiangxi Copper Company Limited *	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	RUSSIAN FEDERATION
Gold	JSC Uralelectromed *	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc *	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC *	UNITED STATES
Gold	KGHM Polska MiedŸ Spólka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd. *	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc. *	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion *	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd. *	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA *	SWITZERLAND
Gold	Metalor USA Refining Corporation *	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	MEXICO
Gold	Mitsubishi Materials Corporation *	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd. *	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant *	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S. *	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd. *	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH *	AUSTRIA

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Ohura Precious Metal Industry Co., Ltd. *	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) *	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery *	RUSSIAN FEDERATION
Gold	PAMP SA *	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals *	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk *	INDONESIA
Gold	PX Précinox SA *	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA
Gold	Republic Metals Corporation *	UNITED STATES
Gold	Royal Canadian Mint *	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V. *	NETHERLANDS
Gold	SEMPSA Joyería Platería SA *	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CHINA
Gold	Singway Technology Co., Ltd. *	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp. *	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN
Gold	T.C.A S.p.A *	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	CHINA
Gold	Tokuriki Honten Co., Ltd. *	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda. *	BRAZIL
Gold	Umicore Precious Metals Thailand *	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining *	BELGIUM
Gold	United Precious Metal Refining, Inc. *	UNITED STATES
Gold	Valcambi SA *	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint *	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd. *	JAPAN
Gold	Yokohama Metal Co., Ltd. *	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery *	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry *	CHINA
Tantalum	D Block Metals, LLC *	UNITED STATES
Tantalum	Duoluoshan *	CHINA
Tantalum	Exotech Inc. *	UNITED STATES
Tantalum	F&X Electro-Materials Ltd. *	CHINA
Tantalum	FIR Metals & Resource Ltd. *	CHINA
Tantalum	Global Advanced Metals Aizu *	JAPAN
Tantalum	Global Advanced Metals Boyertown *	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd. *	THAILAND
Tantalum	H.C. Starck GmbH Goslar *	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg *	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH *	GERMANY
Tantalum	H.C. Starck Inc. *	UNITED STATES
Tantalum	H.C. Starck Ltd. *	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG *	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc. *	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	KEMET Blue Metals *	MEXICO
Tantalum	KEMET Blue Powder *	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd. *	CHINA
Tantalum	LSM Brasil S.A. *	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd. *	INDIA
Tantalum	Mineração Taboca S.A. *	BRAZIL
Tantalum	Mitsui Mining & Smelting *	JAPAN
Tantalum	Molycorp Silmet A.S. *	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA
Tantalum	Plansee SE Liezen *	AUSTRIA
Tantalum	Plansee SE Reutte *	AUSTRIA
Tantalum	QuantumClean *	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda. *	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	CHINA
Tantalum	Solikamsk Magnesium Works OAO *	RUSSIAN FEDERATION
Tantalum	Taki Chemicals *	JAPAN
Tantalum	Telex Metals *	UNITED STATES
Tantalum	Tranzact, Inc. *	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC *	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	CHINA
Tantalum	Zhuzhou Cemented Carbide *	CHINA
Tin	Alpha *	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	China Tin Group Co., Ltd. *	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda. *	BRAZIL
Tin	CV Ayi Jaya *	INDONESIA
Tin	CV Dua Sekawan *	INDONESIA
Tin	CV Gita Pesona *	INDONESIA
Tin	CV Serumpun Sebalai *	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting *	INDONESIA
Tin	CV Venus Inti Perkasa *	INDONESIA
Tin	Dowa *	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U. (Metallo Group) *	SPAIN
Tin	EM Vinto *	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals *	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda. *	BRAZIL
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA
Tin	Melt Metais e Ligas S/A *	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc. *	UNITED STATES
Tin	Metallo-Chimique N.V. *	BELGIUM
Tin	Mineração Taboca S.A. *	BRAZIL
Tin	Minsur *	PERU
Tin	Mitsubishi Materials Corporation *	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND

Metal	Standard Smelter Name	Smelter Facility Location
Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES
Tin	Operaciones Metalurgical S.A. *	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera *	INDONESIA
Tin	PT Artha Cipta Langgeng *	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya *	INDONESIA
Tin	PT Babel Inti Perkasa *	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin *	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry *	INDONESIA
Tin	PT Belitung Industri Sejahtera *	INDONESIA
Tin	PT BilliTin Makmur Lestari *	INDONESIA
Tin	PT Bukit Timah *	INDONESIA
Tin	PT Cipta Persada Mulia *	INDONESIA
Tin	PT DS Jaya Abadi *	INDONESIA
Tin	PT Eunindo Usaha Mandiri *	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima *	INDONESIA
Tin	PT Justindo *	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima *	INDONESIA
Tin	PT Panca Mega Persada *	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama *	INDONESIA
Tin	PT Refined Bangka Tin *	INDONESIA
Tin	PT Sariwiguna Binasentosa *	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa *	INDONESIA
Tin	PT Sukses Inti Makmur *	INDONESIA
Tin	PT Sumber Jaya Indah *	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur *	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok *	INDONESIA
Tin	PT Tinindo Inter Nusa *	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama *	INDONESIA
Tin	PT Wahana Perkit Jaya *	INDONESIA
Tin	Resind Indústria e Comércio Ltda. *	BRAZIL
Tin	Rui Da Hung *	TAIWAN
Tin	Soft Metais Ltda. *	BRAZIL
Tin	Thaisarco *	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC *	VIET NAM

Metal	Standard Smelter Name	Smelter Facility Location
Tin	White Solder Metalurgia e Mineração Ltda. *	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited *	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp. *	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd. *	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd. *	CHINA
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA
Tungsten	H.C. Starck GmbH *	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG *	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA
Tungsten	Hydrometallurg, JSC *	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd. *	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville *	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA
Tungsten	Niagara Refining LLC *	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG *	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA
Tungsten	Xiamen Tungsten Co., Ltd. *	CHINA

Metal	Standard Smelter Name	Smelter Facility Location
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	CHINA

Attachment B
Countries of Origin

The following lists the countries of origin from which the reported facilities in Attachment A collectively source conflict minerals based on information provided by our suppliers and the CFSI.

AUSTRALIA	PHILIPPINES
AUSTRIA	POLAND
BELGIUM	RUSSIAN FEDERATION
BOLIVIA	RWANDA
BRAZIL	SAUDI ARABIA
CANADA	SINGAPORE
CHINA	SOUTH AFRICA
ESTONIA	SPAIN
GERMANY	SUDAN
INDIA	SWEDEN
INDONESIA	SWITZERLAND
ITALY	TAIWAN
JAPAN	THAILAND
KAZAKHSTAN	TURKEY
KOREA, REPUBLIC OF	UNITED ARAB EMIRATES
KYRGYZSTAN	UNITED KINGDOM
MALAYSIA	UNITED STATES
MEXICO	UZBEKISTAN
NETHERLANDS	VIET NAM
NEW ZEALAND	ZIMBABWE
PERU